                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the completion of the transaction between Alternate Marketing Networks, Inc., a Delaware corporation (the "Company"), and Hencie, Inc. (anticipated to be July 1, 2002), by and between Company and Adil Khan (the "Executive").

                                RECITALS

        WHEREAS, the Board of Directors of the Company ("Board of Directors") has determined that it is in the best interests of the Company to retain the Executive's services and to encourage the attention and dedication of the Executive to his assigned duties without the distraction of the possibility of a change of control of the Company or the assertion of claims and actions against him; and

        WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to serve in the employ of the Company upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the agreements, representations, warranties and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                                    ARTICLE I

                                   Employment

        1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement.

        1.2 Office and Duties.

                (a) Position. The Executive shall serve as Chief Executive Officer of the Company and as President of the wholly owned subsidiary, Hencie, Inc. ("Hencie") with authority, duties, and responsibilities not less than those that Executive had with Hencie, Inc. prior to July 1, 2002. The Executive also will serve as Vice Chairman of the Board of Directors of the Company.

                (b) Commitment. Throughout the term of this Agreement, the Executive shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Subject to the foregoing, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations that are disclosed to the Board of Directors and that will not materially affect the performance of the Executive's duties pursuant to this Agreement.

        1.3 Term. Subject to the provisions of Section 1.5 (Termination) hereof, the term of this Agreement shall commence on the date hereof and



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continue until the third (3rd) anniversary of this Agreement (the "Initial
Three-Year Term"). This Agreement shall then automatically renew for two-year periods after the Initial Three-Year Term unless the Board of Directors of the Company gives the Executive at least six (6) months written notice of non-renewal prior to the anniversary date of this Agreement (the period of time between the commencement and the end of this Agreement is referred to herein as the "Term").

        1.4 Compensation.

                (a) Base Salary. The Company shall pay the Executive as compensation a Base Salary, less taxes and other withholdings, per year during the Term of this Agreement as follows:

            Year                          Base Salary
            First Year                    $177,000
            Second Year                   $193,000
            Third Year and thereafter     $206,600

        The Base Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company.

                (b) Vehicle Allowance. The Company shall pay Executive a monthly Vehicle Allowance per year during the Term of this Agreement as follows:

            Year                          Vehicle Allowance
            First Year                    $1,000
            Second Year                   $1,000
            Third Year and thereafter     $1,200

                (c) Annual Incentive Payment. Each year during the Term, the Executive shall be eligible to receive an annual incentive payment (the "Annual Incentive Payment") determined in accordance with an annual incentive plan approved by the Compensation Committee of the Company's Board of Directors.

                (d) Compensation Limit. Until the Executive provides written notification to the Company that the Executive's obligation under a contemplated settlement agreement with the Edge Technology Group, Inc. (the "Edge Obligation") has been fully satisfied, the Company shall defer any compensation, including but not limited to the Base Salary and Annual Incentive Payments, paid to the Executive in excess of Two Hundred Thousand Dollars ($200,000) ("Withheld Compensation"). If any Withheld Compensation is retained by the Company, such amount shall be paid to the Executive within 30 days of the Company receiving written notice from the Executive that the Edge Obligation has been fully satisfied or upon termination of Executive's employment.

                (e) Stock Options. The Company grants the Executive a stock option (the "Option") entitling him to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Option Agreement attached hereto as Exhibit A. Termination of this Agreement shall not affect the rights and obligations of the either the Company or the Executive under the Option. The Executive shall be eligible to receive additional stock options in amounts (if any) and on terms and conditions to be determined by the Compensation Committee (or other relevant committee) of the Company's Board of Directors.

                (f) Life Insurance. During the Term and subject to the Executive's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a term life insurance policy on the life of the Executive in a face amount equal to $2,000,000. $1,000,000 will be for the benefit of the company and $1,000,000 for the benefit of such beneficiary or beneficiaries as may be designated from time to time by the Executive.

                (g) Disability Insurance. During the Term and subject to the Executive's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a disability insurance policy that will pay the Executive, pursuant to the terms of such policy, an annual disability benefit of $123,000 until the Executive reaches the age of 65.

                (h) Employee Benefits. During the Term, the Executive shall be entitled to receive and participate in any additional plans or arrangements, as amended by the Company, as made available by the Company to its employees (including but not limited to any retirement plan, life insurance plan, medical plan and dental plan) subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                (i) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement in accordance with the policies and procedures of the Company for its senior executive officers, provided that the Executive properly accounts therefor in accordance with the regular policies of the Company.

                (j) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement made available by the Company to its senior executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement made available to the Executive shall be deemed to be in lieu of compensation hereunder.

                (k) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than four weeks in any calendar year (prorated in any calendar year in which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed).

        1.5 Termination.

                (a) Disability. The Company may terminate this Agreement if the Executive shall become Disabled. "Disabled" shall mean if because of ill health, physical or mental disability, or any other reason beyond his control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Compensation Committee of the Company's Board of Directors, for a period of 180 consecutive days, or if, in any 12-month period, the Executive shall have been unable or unwilling or shall have failed to perform his duties for a period of 270 days, irrespective of whether or not such days are consecutive.

                (b) Cause. The Company may terminate the Executive's employment for Cause. Termination for "Cause" shall mean termination because of Executive's
(i) commission of an act of material fraud, misappropriation, or dishonesty to the Company, or other material willful act of similar magnitude against the best interests of the Company, (ii) intentional material falsification of a written document delivered to the Company, or on behalf of the Company, (iii) habitual insobriety, (iv) addiction to non-prescription drugs, or (v) repeated failure to comply with reasonable and documented directives of the Board of Directors with respect to material issues concerning the Company or its operations.

                (c) Company Breach. The Executive may terminate his employment hereunder for Company Breach. For purposes of this Agreement, "Company Breach" shall mean any material reduction in the authority, duties and responsibilities that the Executive has with Hencie on the date of this Agreement.

                (d) Change of Control. The Executive may terminate his employment hereunder within 12 months of a Change of Control (defined below):

                        (i) "Change of Control" shall mean any of the following:

                                (1) any approval by the stockholders of the
Company of any plan or proposal for the liquidation or dissolution of the Company;

                                (2) the acquisition of beneficial ownership
(within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of an aggregate of 30% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who beneficially owned less than 10% of the voting power of the Company's outstanding voting securities on the date hereof, or the acquisition of beneficial ownership of an additional 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company's outstanding voting securities on the date hereof; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) the Executive, (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company;

                                (3) subject to applicable law, in a Chapter 11
bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7;

                                (4) any approval by the stockholders of the
Company of any plan or proposal for the liquidation, dissolution or sale of all of the stock or of substantially all of the assets of the Company's wholly-owned subsidiary, Hencie.

                (e) Without Good Reason. During the Term, either party may terminate Executive's employment Without Good Reason by giving ninety (90) days written notice to the other party. Termination "Without Good Reason" by Executive shall mean termination of the Executive's employment by the Executive other than termination for Company Breach. Termination "Without Good Reason" by the Company shall mean termination of the Executive's employment by the Company other than termination for Disability or Cause.

                (f) Explanation of Termination of Employment. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Employment"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause or for disability (if the Company has terminated the Agreement) or for Company Breach, as a result of a Change of Control or Without Good Reason (if the Executive has terminated the Agreement).

                (g) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given under this Agreement.

        1.6 Compensation During Disability or Upon Termination.

                (a) During Disability. During any period that the Executive fails to perform his duties hereunder because of ill health, physical or mental disability, or any other reason beyond his control, he shall continue to receive his full salary and benefits pursuant to Section 1.4 (Compensation) until the Date of Termination.

                (b) Termination for Disability. If the Company shall terminate the Executive's employment for disability, the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive (i) accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation) through the Date of Termination, and (ii) the benefits set forth in Section 1.6(f) (Employee Benefits). The Company also shall make any additional payments necessary to provide the disability benefits set forth in Section 1.4(g) (Disability Insurance) above.

                (c) Termination for Cause or Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate his employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive his accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation) through the Date of Termination. If the Company shall terminate the Executive's employment Without Good Reason, during the Term of this Agreement, then the Company shall pay to the Executive an amount equal to the greater of two (2) years of Executive's Base Salary or Executive's Base Salary for the remainder of the Initial Three-Year Term of the Agreement. Payment will be made at regular intervals consistent with the regular payroll practices of the Company.

                (d) Termination for Company Breach. If the Executive shall terminate his employment for Company Breach, then the Company shall pay to the Executive, as severance pay the following amounts:

                        (i) his then-unpaid Base Salary through the Date of Termination at the rate in effect as of the Date of Termination;

                        (ii) his Annual Incentive Payment through the Date of

Termination; and

                        (iii)in lieu of any further Base Salary and Annual Incentive Payments for periods subsequent to the Date of Termination, an amount equal to the greater of two (2) years of Executive's Base Salary or Executive's Base Salary for the remainder of the Initial Three-Year Term of the Agreement. Payment will be made at regular intervals consistent with the regular payroll practices of the Company.

If the Executive terminates his employment for Company Breach based upon a material reduction by the Company of the Executive's Base Salary, then for purposes of this subsection 1.6(d) (Termination Without Cause or for Company Breach), the Executive's Base Salary as of the Date of Termination shall be deemed to be the Executive's Base Salary immediately prior to the reduction that the Executive claims as grounds for Company Breach.

                (e) Termination Upon a Change of Control. If the Executive terminates his employment after a Change of Control pursuant to subsection 1.5(e) (Change of Control), then the Company shall pay to the Executive as severance pay and as liquidated damages (because actual damages in such an event would be difficult to ascertain), the greater of two (2) years of Executive's Base Salary or Executive's Base Salary for the remainder of the Initial Three-Year Term of the Agreement. Payment will be made at regular intervals consistent with the regular payroll practices of the Company.

                (f) Employee Benefits. Unless the Company terminates the Executive's employment for Cause or the Executive terminates his employment Without Good Reason, the Company shall maintain in full force and effect (to the extent consistent with past practice), for the continued benefit of the Executive and, if applicable, his spouse and Dependents (as defined in Section 152 of the Internal Revenue Code), the employee benefits set forth in subsections 1.4(f) (Life Insurance), 1.4(g) (Disability Insurance), 1.4(h) (Employee Benefits) and 1.4(j) (Fringe Benefits and Perquisites) above that he was entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the Term or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, provided that his continued participation or, if applicable, the participation of his spouse and Dependents, is possible under the general terms and conditions of such plans and programs.

                (g) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation During Disability or Upon Termination) by seeking other employment or otherwise.

        1.7 Death of Executive. If the Executive dies prior to the expiration of this Agreement, the Executive's employment and other obligations under this Agreement shall automatically terminate and all compensation, to which the Executive is or would have been entitled hereunder (including without limitation under subsections 1.4(a) (Base Salary) and 1.4(b) (Annual Incentive Payment)), shall terminate as of the end of the month in which the Executive's death occurs; provided, however, that (i) the Company shall pay to the Executive's estate, as soon as practicable, a prorated Annual Incentive Payment, if earned in accordance with the Company's annual incentive plan; (ii) for the balance of the Term, the Executive's wife and children shall be entitled to receive their benefits under the Company's group hospitalization, medical and dental plans (if any); and (iii) the Executive's named beneficiary or beneficiaries shall receive the benefits payable pursuant to subsection 1.4(f) (Life Insurance) hereof and such reimbursement as may have been due to the Executive pursuant to subsection 1.4(i) (Payment and Reimbursement of Expenses) hereof.

                               ARTICLE 2

                            Indemnification

        2.1 Basic Indemnification Arrangement.

                (a) With respect to acts or omissions of Executive (in his capacity as an executive officer or director of the Company) occurring after the Effective Time and during his service as an executive officer or director of the
Company:

                        (i) The Company shall provide Executive with the same rights to indemnification and advancement of expenses and legal fees now or in the future existing in favor of each of the other directors and executive officers of the Company, including any and all rights under its certificate of incorporation, charter, or bylaws; and

                        (ii) The Company shall use all commercially reasonable efforts to cause Executive to be covered by the directors' and officers' liability insurance policy maintained by the Company.

The Company agrees to execute an Indemnity Agreement between the Company and the Executive in the form attached hereto as Exhibit B, subject to approval by the Board of Directors.

                                    ARTICLE 3

                              Restrictive Covenants

        3.1 Definitions. In this Agreement:

                (a) "Client" means any individual, proprietorship, partnership, corporation, association, governmental unit or other entity (i) to which the Company has provided information technology consulting services and products and components and maintenance and repairs relating thereto during the Executive's employment, or (ii) which has been solicited, contacted, or proposed for solicitation or contact for information technology consulting services, products and components and maintenance and repairs relating thereto by the Company during the Executive's employment by the Company. The term "during the Executive's employment" and similar language in this Agreement refers to the Executive's employment both prior to and after the effective date of this Agreement.

                (b) "Supplier" means any individual, proprietorship, partnership, corporation, association, governmental unit, or other entity which has provided the Company during the Executive's employment, goods or services in connection with information technology consulting and related services.

                (c) "Competing Business" means any individual, proprietorship, partnership, corporation, association, governmental unit, or other entity, other than the Company, which is engaged in, or is about to be engaged in information technology consulting and related businesses.

                (d) "Confidential Information" means:

                        (1) Information, data, price lists, customer lists, vendor materials, service contracts, drawings, computer software and hardware, and other records and materials disclosed to or known to the Executive as a direct or indirect consequence of or through his employment with the Company about any Client or Supplier of the Company or the Company's business methods, business plans, operations, services and products (either existing or contemplated), and processes, including but not limited to information relating to price lists, manuals, sales records, sales literature, customer files, research, development, recommendations, marketing plans and strategies, merchandising, pricing strategies, consulting sources, Client sources, supply and service resources, programs, systems, system analyses, flow charts, system designs, procedure manuals, automated data programs, finances, financial statements, financing methods, financial projections, terms and conditions of arrangements of any business, terms and conditions of business arrangements with Clients, the Company's contacts, and all other information pertaining to Clients and Suppliers, including but not limited to assets, business interests, personnel data and all other information pertaining to the Company, Clients, and Suppliers whatsoever, including all accompanying documentation.

                        (2) All information disclosed to the Executive, or to which the Executive has access during the period of his employment, for which there is any reasonable basis to believe is, or which appears to be treated by the Company as, Confidential Information, shall be presumed to be Confidential Information hereunder.

                (e) "Business" means business and services related to the information technology consulting services business and related businesses presently or hereafter conducted by the Company at any time during the term of this Agreement.

        3.2 Proprietary Information. The Executive acknowledges that the Company has acquired and developed a special competence in its Business and has accumulated proprietary information not generally known to others in the field and more and better Confidential Information about the foregoing subjects which are of unique value in the conduct and growth of the business of the Company and its Clients.

        3.3 Access to Confidential Information. In the course of his employment, the Executive will continue to have a unique position of trust and confidence in which the Executive is expected to both receive and contribute to the Confidential Information of the Company.

        3.4 Inventions, Developments. The Executive agrees to notify the Company of any discovery, invention, innovation, or improvement which is related to the Business of the Company or to the business of any Client and Supplier (collectively called "Developments") conceived or developed by the Executive during the term of the Executive's employment. Developments shall include, without limitation, developments in repair and maintenance of information technology consulting services, components, systems and parts thereof, inventions, techniques and methods, computer software and hardware, logical systems, algorithms, and other intellectual properties related to computer programming, hardware design, and networking. All Developments shall be the exclusive property of the Company and shall be considered Confidential

Information subject to the terms of this Article III. The Executive agrees that he works for hire for the Company and that when appropriate, or upon request of the Company, at any time during the term of this Agreement or thereafter, the Executive shall cooperate with the preparation and prosecution of applications for patents or copyrights with regard to any or all Developments and will sign assignments necessary to evidence all right, title, and ownership of such developments in the Company.

        3.5 Protection of Good Will. The Executive acknowledges that in the course of performing and fulfilling his responsibilities to the Company, the Executive will be given access to and be entrusted with Confidential Information relating to the Company's Business and Clients and that he will develop, on behalf of the Company, personal acquaintances with Clients and prospective Clients, which acquaintances may constitute the Company's only contact with such persons. The Executive recognizes that the good will of the Company depends upon, among other things, keeping the Confidential Information and its proprietary information confidential and that unauthorized disclosure of such Confidential Information and proprietary information would irreparably damage the Company. The Executive also recognizes that disclosure of any Confidential Information or proprietary information to competitors of the Company or to the media or general public would be highly detrimental to the Company, he will be both a representative of the Company to many of the Company's Clients and Suppliers and in some instances a representative on behalf of such Clients to others. As such, the Executive will be responsible for maintaining or enhancing the business and/or good will of the Company with those Clients and of the Clients with others.

        3.6 Covenants Regarding Confidential Information. The Executive hereby agrees as follows:

                (a) Nondisclosure of Confidential Information. Except for such Confidential Information which is or becomes generally available to the public other than as a result of disclosure by the Executive or which is or becomes compelled to be disclosed by law, the Executive shall not, during his employment with the Company or at any time after termination of his employment, irrespective of the time, manner, or cause of termination, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of any Confidential Information.

                (b) Return of confidential Information. Immediately upon termination of the Executive's employment, irrespective of the time, manner, or reason of termination, or, prior to such termination upon request of the Company, the Executive will deliver to the Company all Confidential Information and all copies thereof, together with any and all other property belonging to the Company, any Client, or any Supplier (regardless of whether the Executive in any way generated same).

        3.7 Covenant Not to Compete. In consideration of, among other things the compensation and other benefits to be provided by the Company, and further in consideration of the Company disclosure of its Confidential Information to the Executive, the Executive agrees that during the term of his employment with the Company and for a period of eighteen (18) months after the termination of his employment (the "Restricted Period") in the United States, regardless of the manner or reason of termination, the Executive will not, either through any kind of ownership or as a director, officer, principal, agent, employee, employer, advisor, consultant, partner or in any individual or representative capacity whatsoever, either for the Executive's own benefit or for the benefit of another without the prior written consent of the Company, compete with the Company by engaging in any of the following acts, which acts shall be considered violations of this covenant not to compete.

                (a) Solicit, contact or provide services to any Client of the Company for a Competing Business;

                (b) Give or attempt to give any person or entity assistance with soliciting, contacting or providing service to any Client of the Company for a Competing Business;

                (c) Engage in any Competing Business;

                (d) Induce or attempt to induce any Client or any Supplier of the Company to withdraw, curtail, divert or cancel its business with the Company or in any manner modify or fail to enter into any actual or potential business relationship with the Company;

                (e) Induce or attempt to induce any employee of the Company or of any independent contractor providing services to or on behalf of the Company, to terminate their employment or other business relationship with the Company;

                (f) Employ, assist in employing, or otherwise associate in a Competing Business with any employee or former employee of the Company;

                (g) Develop, sell, distribute, repair, maintain or overhaul information technology consulting services, products and components; or

                (h) Disclose Confidential Information with respect to any Client or potential Client.

                                    ARTICLE 4

                            Enforcement Of Covenants

        4.1 General. Notwithstanding whether the Executive is still employed by the Company or quits, retires, dies or is partially or permanently disabled or is terminated by the Company (whether or not for Cause), all enforcement rights of the Company under this Agreement shall continue in full force and effect.

        4.2 Relief. The Executive agrees that any breach or threatened breach by him of any covenant in this Agreement will cause harm to the Company that will be irreparable. For that reason, the Company shall be entitled as a matter of right to a temporary restraining order, and an injunction (temporary and permanent) by any court of competent jurisdiction, restraining any further violation of such covenants by the Executive, his employer, employees, partners or agents. These rights of restraint and injunction shall be cumulative and in addition to all other legal and equitable remedies the Company may have, including, specifically, recovery of damages.

        4.3 Extension of Restricted Period for Injunctive Relief. If the Executive violates any covenant and restriction herein and the Company brings legal action for injunctive or other equitable relief, the Company shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief. Accordingly, the Executive agrees that the Restricted Period shall have a duration of eighteen

(18) months, computed from the date the relief is granted.

        4.4 Reasonableness of Restrictions. The Executive expressly acknowledges and agrees that his experience and abilities are such that his observance of the covenants and restrictive agreements contained herein are reasonable as to scope, location and duration and that such strict observation will not cause the Executive undue hardship or unreasonably interfere with the Executive's ability to earn a livelihood and practice the Executive's present skills and trades. The Executive has been given the opportunity to consult with legal counsel of his choice regarding the meaning of the covenants and restrictions, which have been explained to his satisfaction. The Executive further agrees that such covenants and agreements shall be construed in such a manner as to be enforceable under applicable laws in the event that court of competent jurisdiction determines that a more limited scope, location or duration is required.

        4.5 Survival of Covenants. If the Executive's employment relationship with the Company is terminated, with or without Cause, then (a) the covenants contained in Section 3.6 above shall survive indefinitely, and (b) the covenants contained in Section 3.7 above shall (subject to extension pursuant to Section
4.3 above) survive during the Restricted Period or any extension thereof. During the Restricted Period, the covenants shall remain in full force and effect as if the Executive's employment relationship were continuing.

        4.6 Indemnification. The Executive agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all claims, demands, fees (including without limitation reasonable attorneys' fees), and expenses arising from or in connection with a breach by the Executive of this Agreement or the Executive's activities hereunder, except for claims, demands, fees and expenses caused by the Company's willful misconduct or gross negligence.

                                    ARTICLE 5

                                  Miscellaneous

        5.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of either party against the other party or their legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of any party shall be extinguished and deemed released unless asserted by the timely filing of a legal action, as applicable, within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

        5.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        5.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

        5.4 Executive's Sole Remedy. The Executive's sole remedy shall be against the Company for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by the Company, his service to the Company, any indemnification obligation of the Company or the termination of the Executive's employment hereunder (collectively, "Executive Claims"). The Executive shall have no claim or right of any nature whatsoever against any of the Company's directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the Independent Counsel in their individual capacities arising out of or relating to any Executive Claim. The Executive hereby releases and covenants not to sue any person other than the Company over any Executive Claim. The persons described in this Section 5.4 (other than the Company and the Executive) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 5.4 (Executive's Sole Remedy) against the Executive.

        5.5 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to the Executive:     Adil Khan
                                   13155 Noel Road, 10th Floor
                                   Dallas, Texas 75240


          If to the Company:       Alternate Marketing Networks, Inc.
                                   One Ionia, S.W., Suite 520
                                   Grand Rapids, Michigan 49503

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

        5.6 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

        5.7 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

        5.8 Headings; Index. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

        5.10 No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Executive to the extent the Executive has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

        5.11 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Executive continues to serve as an employee of the Company.

        5.12 Contribution. If the indemnity contained in this Agreement is unavailable or insufficient to hold the Executive harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Executive in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Executive on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

                                 * * * * * * * *

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.


                                        ALTERNATE MARKETING NETWORKS, INC.


                                        By: /s/ Phillip D. Miller
                                           -------------------------------------
                                           Name: Phillip D. Miller
                                           Title: CEO/Chairman


                                  By:   /s/ Adil Khan
                                       ------------------------------------
                                       Adil Khan